UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2013

PHL VARIABLE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	333-20277	06-1045829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Update of Restatement Timing

On November 15, 2013, PHL Variable Insurance Company (the “Company”) said that it believes the work on its restatement of prior period financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) is in its final phases, and that the Company is preparing its corrective and delayed filings.  The Company also stated that once the filing timetable is established, it expects to provide a further update on the restatement.

Update regarding 2012 Annual STAT Financial Statements; Reliance on Statutory Financial Results

The Company previously reported that the completion of its audited financial statements for the year ended December 31, 2012 prepared in accordance with Statements of Statutory Accounting Principles (“STAT”) would be delayed because they are dependent on substantial completion of the restatement of prior period GAAP financial statements for both the Company and its indirect parent, The Phoenix Companies, Inc., the evaluation of the control environment related to the STAT and GAAP financial statements and the related audit processes, and that the situation remains fluid as additional issues are identified and resolved.  The Company has received extensions from the Connecticut Insurance Department, its domiciliary state insurance regulator, for filing its 2012 audited STAT financial statements and intends to seek further extensions as required.

Unaudited STAT financial results for the third quarter of 2012, full year 2012, and first, second and third quarters of 2013 were filed on time with state insurance regulators.  The Company reported a statutory net gain from operations of $29.2 million and statutory net income of $25.7 million for the quarter ended September 30, 2013.  At September 30, 2013, the Company’s statutory surplus and asset valuation reserve was $284.4 million and its risk-based capital ratio was estimated to be 346%.

As a result of the previously announced GAAP restatement process and the respective audits for the STAT and GAAP financial statements for the year ended December 31, 2012, the Company’s statutory surplus at September 30, 2013 reflects $8.8 million of net prior period adjustments made through the third quarter of 2013.

The Company advises that its full year 2012 and first, second and third quarter 2013 unaudited STAT results filed with its domiciliary state insurance regulator can continue to be relied upon, after taking into consideration the $8.8 million of net prior period adjustments referred to above, but that situation can change.  The Company notes that there are errors arising from the restatement process and the STAT and GAAP audits that have been identified, some of which have been quantified while others have not yet been fully assessed and quantified.  These errors, along with additional errors that may be identified, could, individually or in the aggregate, materially and adversely impact the 2012 and 2013 unaudited STAT financial statements that have been previously made publicly available by the Company.  As a result, the 2012 audited annual STAT financial statements, when completed, could materially and adversely vary from the 2012 unaudited annual STAT results.

Due to the differences between STAT and GAAP accounting principles, the STAT adjustments discussed above may not be the same as the adjustments made to the GAAP financial statements as a result of the restatement, and such differences could be material.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”. You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K, such statements or disclosures will be deemed to modify or supersede such statements in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHL VARIABLE INSURANCE COMPANY

Date: November 15, 2013	By:	/s/ Bonnie J. Malley
Name: Bonnie J. Malley
Title: Executive Vice President and
Chief Financial Officer